EXHIBIT 1

                                                FINOVA CAPITAL CORPORATION
                                          						One Crossroads Center
                                          						Second Floor
                                          						Bedminster, New Jersey 07921
                                           					Tel: 908-658-4700
                                          						Fax: 908-658-4233


October 21, 1998


Mr. Stanton M. Pikus
President and Chief Executive Officer
Canterbury Information Technology, Inc.
1600 Medford Plaza
Route 70 & Hartford Road
Medford, New Jersey 08055


RE:	$ 4,200,000 Credit Facility Proposal

Dear Mr. Pikus,

In accordance with our discussions, FINOVA Capital Corporation ("FINOVA") is pleased to submit the following proposal to provide Canterbury Information Technology, Inc. ("Borrower") with a Credit facility totaling Four Million Two Hundred Thousand Dollars ($4,200,000).

PURPOSE

The Credit Facility will enable Borrower to pay its indebtedness to Chase Manhattan Bank, as to provide on going working capital.

REVOLVING LINE OF CREDIT

FINOVA proposes a Revolving Line of Credit to Borrower not to exceed Two Million Dollars ($2,000,000) secured by accounts receivable. FINOVA will advance up to Eighty Five percent (85%) on eligible accounts receivable up to 90 days from invoice date. Eligible accounts will be those meeting FINOVA's customary requirements (such as no foreign and less than 90 days from invoice date). FINOVA may re-evaluate the level of the advance rate during our due diligence process.

TERM LOAN A

FINOVA proposes a Five Hundred Thousand Dollar ($500,000) Term Loan, subject to the terms and conditions set forth herein. Except for the prepayment provisions set forth below under "TERM LOAN PREPAYMENT", the principal shall be repaid over two (2) years, amortized over a five (5) year term, all due and payable in two (2) years, with principal and interest payable monthly.

TERM LOAN B

FINOVA proposes a Two Hundred Thousand Dollar ($200,000) Term Loan B, subject to the terms and conditions set forth herein. Except for the prepayment provisions set forth below under "Term Loan Prepayment," The principal shall be repaid over two (2) years, amortized over a five (5) year term, all due and payable in two (2) years, with principal and interest payable monthly.
In the event, the Bedminster property is sold, any net proceeds above $200,000 will be used to pay down the Revolving Credit.

TERM LOAN C

FINOVA proposes One Million Five Hundred Thousand Dollars ($1,500,000) Term Loan C subject to the terms and conditions set forth herein. Except for the prepayment provisions set for the below under "Term Loan Prepayment," The principal shall be repaid over two (2) years, amortized over a five (5) year term, all due and payable in two (2) years, with principal and interest payable monthly.

SECURITY

As collateral security for the Credit Facility, FINOVA shall receive a senior, valid and perfected security interest in all of Borrower's present and future tangible and intangible assets, whether now owned or hereafter acquired and wherever located. This will include, but not be limited to marketable securities, accounts (including, without limitation, license rights, chattel paper, insurance proceeds, royalties, contract rights, tax refunds, documents, notes, etc.), inventory, leases, tradenames, trademarks, franchises, general intangibles, machinery and equipment, real property, and all products and proceeds of any of these assets (collectively, the "Collateral"). The note of Okumus Enterprises, Inc. will be pledged to Chase Manhattan Bank in satisfaction of Borrower's debt. In addition, Borrower's note receivable of Landscape Maintenance Services, Inc. shall be assigned to FINOVA. However, we understand that there may be certain fixed assets under lease which Borrower may wish to keep intact and accommodations will be made accordingly. The Collateral shall secure all of the obligations of Borrower to FINOVA under the Revolving Line of Credit and Term Loan without regard to the classification or category of such Collateral.

TERM OF LOAN CONTRACT

The initial term ("Initial Term") of the loan contract between FINOVA and Borrower shall be two (2) years, with annual renewals thereafter at the discretion of FINOVA. Unless renewed with the consent of FINOVA, the entire amount of the Revolving Line of Credit and Term Loan will be due and payable at the end of the Initial Term.

INTEREST RATE

Revolving Loan: Borrower will pay to FINOVA monthly interest on the aggregate daily loan balance at a floating rate equal to the Prime Rate plus one percent (1%). The term "Prime Rate" is herein defined as the reference (or equivalent) rate as announced from time-to-time by Citibank, N.A. New York, New York. Interest is charged monthly. Borrower shall receive credit on the proceeds of receivables one (1) business days after the date of FINOVA's receipt of good funds (for the purpose of interest calculation).

Term Loans A & B: 	Shall bear interest at a  floating rate equal to the
Prime Rate plus 2% , with changes to Prime being effective immediately, calculated on the basis of a 360-day year and charged for the actual days elapsed.

Term Loan C:   Shall bear interest at a fixed rate equal to the rate offered on a U.S. Treasury Note of like term in effect as of five (5) business days prior to the date of funding plus 5% or a floating rate equal to the Prime Rate plus 3%, with changes to Prime being effective immediately, calculated on the basis of a 360-day year and charged for the actual days elapsed. The choice of floating or fixed is at the option of Borrower.

FEES

Borrower shall pay to FINOVA a One Thousand Five Hundred Dollar ($1,500) monthly monitoring fee.

Borrower will pay to FINOVA an ongoing field examination and collateral monitoring fee of Six Hundred Dollars ($600) per day for each day of auditing incurred by FINOVA. FINOVA will have the right to perform examinations on a quarterly basis.

For the first year Borrower will pay FINOVA a facility fee of $60,000. Borrower will pay FINOVA an Unused Line Fee of one-half percent (1/2%) per annum of the unused portion of the Revolving Credit Facility, which fee will be paid on a monthly basis effective the first month after the Closing Date.

Borrower will pay to FINOVA a success fee of Fifty Thousand Dollars ($50,000) on each anniversary. If Borrower should prepay the loan, the aggregate success fee of One Hundred Thousand Dollars ($100,000) less any amounts paid will be due at that time.

EARLY TERMINATION;  PREPAYMENT

Revolving Loan: In the event that the Revolving Line of Credit facility is for any reason whatsoever terminated prior to the expiration of the Initial Term, in order to compensate FINOVA for its reliance expenses and its loss of anticipated profits, Borrower will pay FINOVA an early termination fee of 2% of the committed amount during the first year of the Initial Term, and 1% of the committed amount during the second year of the Initial Term. Further, in the event the Revolving Line of Credit is terminated prior to the expiration of the Initial Term, the entire balance owing under the Term Loan will also be due and payable at that time.

Term Loan: The Term Loan may be prepaid at any time in whole but not in part, provided that any such prepayment is accompanied by accrued interest on the amount prepaid, any and all such sums then due to FINOVA and a prepayment premium of (i) 2% of the amount prepaid during the first year following the closing, and (ii) 1% of the amount prepaid during the second year. In addition, if Borrower has selected the fixed interest rate described above, then FINOVA shall also be entitled to a reasonable yield maintenance amount.

ANNUAL CASH FLOW RECAPTURE

On an annual basis and at FINOVA's sole option, Borrower shall be required to prepay, without a prepayment premium, the principal outstanding under the Term Loan, and the prepayment will be applied in inverse order of maturities. The amount of any annual prepayment will be limited to a maximum of fifty percent (50%) of Excess Cash Flow. The definition and determination of Excess Cash Flow must be fully satisfactory to FINOVA in all regards. The definition of Excess Cash Flow is Earnings Before Interest, Taxes, Depreciation and Amortization less cash taxes, Capital Expenditures not financed, and all interest and principal.

FINANCIAL REPORTING

Borrower will provide certain reporting to FINOVA on a monthly basis. This will include, but not be limited to, an internally prepared Income Statement, Balance Sheet, Aged Accounts Receivable Trial Balance, Accounts Payable Aging and Inventory Report. Annually, Borrower will provide FINOVA with an audited financial statement prepared by an acceptable certified public accounting firm, as well as annual operating profit and cash flow projections.

GENERAL TERMS AND CONDITIONS
1.	The Loan Agreement will contain customary events of default and remedies, including affirmative and restrictive covenants regarding the financial and operational performance of Borrower, such as additional debt restrictions, minimum debt service coverage, senior debt service coverage, limitations on capital expenditures, limitation on dividends, distributions and management fees, restrictions on payment of subordinated debt, change of control restrictions, etc. The Credit Facility shall be subject to cross-default with all other loans and capital lease agreements of Borrower. The covenants will be mutually agreeable to both Borrower and FINOVA.

2.	Borrower will make representations and warranties customary for transactions of this type as FINOVA deems reasonable and necessary.

3.	All reasonable expenses and appraisal fees will be borne by Borrower.

Borrower will reimburse FINOVA at closing for its reasonable legal expenses and all out-of-pocket expenses in connection with the documentation and closing of this transaction. Prior to commencement of documentation, Borrower will be provided with an estimate of the legal fees.

5.	Appropriate Borrower Board of Directors approval and opinions of counsel acceptable to FINOVA shall be obtained, at FINOVA's discretion.

6.	Upon the closing of this financing arrangement, Borrower will have a minimum excess borrowing availability of Five Hundred Thousand Dollars ($500,000), after bringing all suppliers to within 30 days of written terms.

7. Intercreditor and Subordination Agreements in form and substance acceptable to FINOVA shall be obtained, if applicable.

It is understood that Chase Manhattan Bank, the current lender, in satisfaction of retaining a minimum of $1,000,000 of its debt to Borrower will take an assignment from Borrower of a note from Okumus Enterprises, Inc. In exchange for assignment of the Okumus Enterprises, Inc. note and all the cash flows therefrom, Chase Manhattan will terminate all liens and filings with Canterbury Information Technology, Inc. and its subsidiaries, except the Okumus Enterprises, Inc. note, and Landscape Maintenance Services, Inc. Second liens will not be allowed.

9.	Borrower will complete an environmental certificate.

10.	Validity and Support Agreements, in a form mutually acceptable to
FINOVA and Borrower, to be executed by appropriate executive officers.

11.	FINOVA will require a Landlord/Mortgagee Waiver for where books and records are maintained.

12.	Borrower represents and warrants to FINOVA that with respect to the financing transactions contemplated in this proposal letter, no person is entitled to any brokerage fee or other commission and to the extent any brokerage fee or other commission is due, such fee and commission will be paid exclusively by Borrower.

13.	Arizona law shall govern the proposed transaction, and Borrower shall consent to the jurisdiction of the Federal and State courts located in Maricopa County, Arizona, and shall waive jury trial.

14.	At FINOVA's sole election, Borrower may be required to enter into and extend existing Employment Agreement, acceptable in form and content to FINOVA, with certain key employees of Borrower. In addition, FINOVA may require keyman life insurance for Jean Z. Pikus, Stan Pikus and Kevin McAndrew.

FINOVA may require, customer, vendor and credit reference checks, as well as tax lien, litigation and judgment searches on Borrower, and the senior management of Borrower. A background report may also be required on certain key individuals associated with Borrower.

16.	Borrower to submit cash flow projection and pro forma balance sheet with adjusting entries (i) showing that the proposed financing will provide sufficient funds for the Borrower's projected working capital needs, and
(ii) showing:

	(a)	that the Borrower will have a tangible net worth in a minimum amount to be considered solvent immediately following initial funding,
	(b)	that the Borrower will have reasonably sufficient capital for the conduct of its business following initial funding, and that the Borrower will not incur debts beyond it ability to pay such debts as they mature.

17.	Borrower, at its expense, will provide FINOVA with an asset appraisal of all of Borrower's fixed assets on which FINOVA will be granted a first lien security interest. The machinery and equipment appraisal must be acceptable to FINOVA in all respects and must have an auction value of not less than $625,000 and the real estate appraisal must have a distressed value of not less than $286,000.

18.	Borrower will provide FINOVA with the appropriate back-up accounting information on the addbacks.

It should be understood that this is not a commitment on the part of FINOVA, but merely a proposal. It should also be understood that while the details of this proposal have been reviewed by management, it is subject to the completion of a field examination, equipment and/or real estate appraisals (if applicable), due diligence, receipt of state and county searches acceptable to FINOVA, approval of the Executive Credit Committee of FINOVA, and negotiation, preparation and execution of legal documentation fully acceptable to FINOVA and its counsel.

Certain out-of-pocket costs and expenses incurred by Lender in connection with Lender's review and due diligence, such as reasonable legal, audit and appraisal expenses, together with an allocated charge of Six Hundred Dollars ($600) per day per auditor, shall be paid by Borrower whether or not the financing arrangement herein contemplated is consummated.

Prior to the commencement of the field examination, FINOVA will require a deposit in the amount of Twenty Five Thousand Dollars ($25,000). The deposit will be:

1.	returned to Borrower, less FINOVA's out-of-pocket costs if, for one of the reasons outlined above, FINOVA is unable to obtain final credit committee approval or otherwise unable to consummate this financing arrangement; or
2.	retained by FINOVA as liquidated damages if final credit committee approval is obtained and Borrower elects not to consummate the financing within 30 days of the approval date; or
3.	retained by FINOVA, and
credited against the legal fees and other out-of-pocket expenses and costs referenced previously, (that are payable by Borrower), if the financing arrangement is consummated. Any remaining part of application fee that is not applied to the above, will be returned to Borrower or credited against the Revolving Credit.

If this proposal and the terms and conditions stated herein meet with your approval, please return an executed copy of this letter along with the application fee. Upon receipt, FINOVA will commence the field examination.

This proposal supersedes any and all other prior written or oral proposals; it shall be deemed null and void if not signed and returned to FINOVA, along with the application fee, by October 27, 1998.

We look forward to discussing any questions you may have concerning this proposal, as well as working with you on this transaction.

Sincerely,

FINOVA Capital Corporation

/s/Sharon J. Bender
Sharon J. Bender
Vice President
Faxed November 12, 1998

SJB/tl
Encl.

					Acknowledged and Agreed to this 29th
					day of October, 1998.

					/s/Stanton M. Pikus
					By: Stanton M. Pikus
					Title: President